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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

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                                                                                       STATE OF
NAME OF CORPORATION                                                                  INCORPORATION
-------------------                                                                  -------------

NEWSPAPER PUBLISHING:

The Dallas Morning News, Inc.          d/b/a The Dallas Morning News                    Delaware
Owensboro Messenger-Inquirer, Inc.                                                      Delaware
Bryan-College Station Eagle, Inc.                                                       Delaware

TELEVISION BROADCASTING:

Great Western Broadcasting Corp. d/b/a KXTV, Channel 10                                 Delaware
KHOU-TV, Inc. d/b/a KHOU, Channel 11                                                    Delaware
KOTV, Inc. d/b/a KOTV, Channel 6                                                        Delaware
Third Avenue Television, Inc. d/b/a KIRO, Channel 7                                     Delaware
WFAA-TV, Inc. d/b/a WFAA, Channel 8                                                     Delaware
WVEC Television, Inc. d/b/a WVEC, Channel 13                                            Delaware
WWL-TV, Inc. d/b/a WWL, Channel 4                                                       Delaware
Blue Ridge Tower Corporation                                                            Texas
Hill Tower, Inc.                                                                        Texas
Transtower, Inc.                                                                        California
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Except as noted below, all of the subsidiaries are wholly-owned subsidiaries of the Company.  The Company through wholly-owned subsidiaries owns 50% of the outstanding common stock of Hill Tower, Inc.; 50% of the outstanding common stock of Blue Ridge Tower Corporation; and 33 1/3% of the outstanding common stock of Transtower, Inc.